SUB-LICENSE AGREEMENT

This agreement ("AGREEMENT"), is made by and between First Trust Advisors L.P. ("LICENSEE"), whose principal offices are located at 120 E. Liberty Drive, Suite 400, Wheaton, Illinois 60187, and who is a Licensee of The NASDAQ OMX Group, Inc. ("NASDAQ OMX"), a Delaware Corporation whose principal offices are located at One Liberty Plaza, 165 Broadway, New York, NY 10006 and First Trust NASDAQ CEA Smartphone Index Fund ("SUB-LICENSEE"), whose principal offices are located at 120 E. Liberty Drive, Suite 400, Wheaton, Illinois 60187.

      WHEREAS, NASDAQ OMX possesses certain rights to NASDAQ(R), OMX(R), NASDAQ OMX(R), and NASDAQ OMX CEA Smartphone Index(SM) as trade names and registered trademarks ("MARKS");

      WHEREAS, NASDAQ OMX determines the components of the NASDAQ OMX CEA Smartphone IndexSM and the proprietary data contained therein ("INDEX") and such efforts involve the considerable expenditure of time, effort, judgment and money; and

      WHEREAS, NASDAQ OMX calculates, maintains, and disseminates the Index; and

      WHEREAS, NASDAQ OMX and Licensee have previously entered into a separate agreement concerning use of the Index and Marks in relating to certain Derivative Products ("LICENSE AGREEMENT"); and

      WHEREAS, Sub-Licensee is either: (1) an affiliate or subsidiary under the control of Licensee which desires to use the Index as a component of a pricing or settlement mechanism for the Derivative Products; or

(2) a necessary participant in a Derivative Product (e.g., a corporation Issuing a corporate bond with the Licensee as underwriter and utilizing the Index as a pricing component) Issued by Licensee or an authorized Sub-Licensee affiliate or subsidiary under the control of Licensee; and

      WHEREAS, Licensee is legally authorized to issue shares of the fund, or issue, enter into, write, sell, purchase and/or renew ("ISSUE", "ISSUING", or "ISSUANCE") such Derivative Products, and each Derivative Products will be Issued as legally required under applicable law;

      NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein, Licensee and Sub-Licensee, intending to be legally bound, agree as follows:

SECTION 1. SCOPE OF SUB-LICENSE. Sub-Licensee hereby acknowledges that it has received, reviewed, and understands the License Agreement entered into between Licensee and NASDAQ OMX relating to use of the Index and Marks. Except as noted herein, Sub-Licensee hereby agrees to obligate itself to all the terms, conditions, and obligations of that License Agreement as if Sub-Licensee were the Licensee. Sub-Licensee agrees that NASDAQ OMX may exercise any rights against Sub-Licensee (including, for example, limitation of liability, indemnification, or audit rights) NASDAQ OMX has against the Licensee to the same extent as if Sub-Licensee were directly contracting with NASDAQ OMX. Sub-Licensee agrees it will not assert against NASDAQ OMX any defense, claim, or right Sub-Licensee may have against Licensee, including those of set-off, abatement, counter-claim, contribution, or indemnification.


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SECTION 1. NO FURTHER SUB-LICENSE. All references in the License Agreement to sub-licenses and sub-licensees, including any right of sub-licensee to grant further sub-licenses or to permit further sub-licensees are not applicable to this Sub-Licensee Agreement and are as if deleted from the License Agreement.

SECTION 2. TERM. The Term of this Sub-License Agreement automatically terminates, without Notice, if the Term of the License Agreement terminates for any reason.

SECTION 3. GENERAL PROVISIONS. The provisions of the License Agreement govern this Sub-License Agreement. All terms and definitions used in this Sub-License Agreement, unless otherwise indicated, have the same meanings and definitions as in the License Agreement. LICENSEE HAS NO AUTHORITY TO WAIVE, RENEGOTIATE, OR FORGIVE ANY PROVISION OF THE LICENSE AGREEMENT AS IT APPLIES TO SUB-LICENSEE.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS SUB-LICENSE AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED OFFICERS.



FIRST TRUST ADVISORS L.P. ("LICENSEE")

By:    /s/ James A. Bowen
       ----------------------------------

Name:  James A. Bowen
       ----------------------------------

Title: CEO of First Trust Advisors L.P.
       ----------------------------------
              AUTHORIZED OFFICER

Date:  February 14, 2011
       ----------------------------------



FIRST TRUST NASDAQ CEA SMARTPHONE INDEX FUND ("SUB-LICENSEE")

By:    /s/ James A. Bowen
       ----------------------------------

Name:  James A. Bowen
       ----------------------------------

Title:  President of First Trust Exchange-Traded Fund II
        -------------------------------------------------
                    AUTHORIZED OFFICER

Date: February 14, 2011
       ----------------------------------



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